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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2002

UNION ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Missouri	1-2967	43-0559760
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (314) 621-3222

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On August 22, 2002, the Registrant issued and sold $173,000,000 principal amount of its 5.25% Senior Secured Notes due 2012 (the "Notes"), pursuant to a Registration Statement on Form S-3 (Nos. 333-87506 and 333-87506-01), which was declared effective on August 13, 2002, and a Prospectus Supplement dated August 15, 2002 to a Prospectus dated August 15, 2002. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering.

ITEM 7. EXHIBITS

        (c) Exhibits.

1
Underwriting Agreement, dated August 15, 2002 between the Registrant and Banc of America Securities LLC and Credit Suisse First Boston Corporation, as Representatives of the several Underwriters named therein.
4.1	Indenture dated as of August 15, 2002, between the Registrant and The Bank of New York, as trustee, relating to the Notes.
4.2	Company Order establishing the Notes.
4.3
Supplemental Indenture by and between the Registrant and The Bank of New York, as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 relating to the First Mortgage Bonds, Senior Notes Series AA securing the Notes.
5.1	Opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the Notes issued by the Registrant.
5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the Notes issued by the Registrant.
12	Statement re computation of ratios of earnings to fixed charges for the six months ended June 30, 2001 and 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION ELECTRIC COMPANY (Registrant)
By:	/s/ MARTIN J. LYONS Name: Martin J. Lyons Title: Controller (Principal Accounting Officer)

Date: August 23, 2002

Exhibit Index

Exhibit No.	Description
1
Underwriting Agreement, dated August 15, 2002 between the Registrant and Banc of America Securities LLC and Credit Suisse First Boston Corporation, as Representatives of the several Underwriters named therein.
4.1	Indenture dated as of August 15, 2002, between the Registrant and The Bank of New York, as trustee, relating to the Notes.
4.2	Company Order establishing the Notes.
4.3
Supplemental Indenture by and between the Registrant and The Bank of New York, as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 relating to the First Mortgage Bonds, Senior Notes Series AA securing the Notes.
5.1	Opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the Notes issued by the Registrant.
5.2	Opinion of Pillsbury Winthrop LLP regarding the legality of the Notes issued by the Registrant.
12	Statement re computation of ratios of earnings to fixed charges for the six months ended June 30, 2001 and 2002.

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SIGNATURE
Exhibit Index